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                                                                   EXHIBIT 10.15

                              TSW INTERNATIONAL, INC.

                         INVOLUNTARY SEVERANCE BENEFITS PLAN


                              Effective October 1, 1995






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                                  TABLE OF CONTENTS



ARTICLE 1     PURPOSE AND ADOPTION OF PLAN . . . . . . . . . . . . . . . . . .1


ARTICLE 2     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .2


ARTICLE 3     ELIGIBILITY FOR BENEFITS . . . . . . . . . . . . . . . . . . . .5


ARTICLE 4     SEVERANCE BENEFITS NOT SUBJECT TO EXECUTION OF ELECTION FORM
              AND WAIVER AGREEMENT . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE 5     SEVERANCE BENEFITS SUBJECT TO EXECUTION OF ELECTION FORM
              AND WAIVER AGREEMENT . . . . . . . . . . . . . . . . . . . . . .7


ARTICLE 6     ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . 11


ARTICLE 7     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 14


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                               TSW INTERNATIONAL, INC.
                         INVOLUNTARY SEVERANCE BENEFITS PLAN



                       ARTICLE 1 - PURPOSE AND ADOPTION OF PLAN

    1.1 ADOPTION OF PLAN. TSW International, Inc. (the "Employer or "Company") hereby establishes the TSW International, Inc. Involuntary Severance Benefits Plan (the "Plan") to be effective as of October 1, 1995. The Plan shall be an unfunded severance pay plan that is a welfare plan as such term is defined by the Employee Retirement Income Security Act of 1974 ("ERISA"), the benefits of which shall be paid solely from the general assets of the Company.

    1.2 PURPOSE. The Plan is primarily designed to provide benefits to certain employees of the Company who are involuntarily terminated by the Company.

    1.3 EFFECT ON OTHER PLANS SPONSORED BY THE COMPANY. The benefits payable under the Plan are in addition to the coverage and benefits generally afforded to employees terminating from the service of the Company by other programs sponsored by the Company including, but not limited to, benefits under the TSW International, Inc. 401(k) Retirement and Savings Plan. However, nothing herein is intended to or shall be construed to require the Company to institute or continue in effect any particular plan or benefit sponsored by the Company and the Company hereby reserves the right to amend or terminate any of its benefit programs at any time in accordance with the procedures set forth in such plans.

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                               ARTICLE 2 - DEFINITIONS

    The masculine pronoun shall be construed to include the feminine pronoun and singular shall include the plural where the context so requires.

    2.1 "ADMINISTRATOR" shall mean the Vice President of Human Resources of the Company.

    2.2 "BREAK IN EMPLOYMENT" shall mean any period in which a Participant is not employed by the Company.

    2.3    "COMPANY" or "EMPLOYER" shall mean TSW International, Inc.

    2.4    "EFFECTIVE DATE" shall mean October 1, 1995.

    2.5 "ELECTION FORM AND WAIVER AGREEMENT" shall mean the agreement provided to the Employee by the Administrator as provided in Section 5.1 hereof upon which the Employee, in exchange for the benefits provided by
Article 5 of this Plan, (1) may elect to receive benefits under Article 5 of the Plan, (2) agrees to waive all claims against the Company and other affiliates of the Company that he may have, (3) agrees to return all Company materials in his possession and ensure the continual confidentiality of all trade secrets and confidential and proprietary information (as defined by applicable law) of the Company that he has obtained during his employment with the Company, (4) for a period of twelve (12) months following the execution of the Election Form and Waiver Agreement, agrees not to apply for or otherwise seek reemployment with the Company or any affiliate or subsidiary of the Company, and (5) for

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a period of twelve (12) months following the execution of the Election Form and
Waiver Agreement, agrees not to solicit, divert, hire away or appropriate other employees or existing or actively sought prospective customers of the Company located within the United States.

    2.6 "EMPLOYEE" shall mean an individual who is classified for payroll purposes by the Company as an active full-time or regular part-time employee of the Company and who is employed by the Company in the United States.

    2.7 "EMPLOYEE OUTPLACEMENT SERVICES" shall mean the services established by the Company from time to time for the purpose of assisting Employees covered by the Plan in finding employment outside of the Company. A Participant shall be eligible to participate in the Employee Outplacement Services, the nature and provisions of which services shall be determined at the sole discretion of the Company, and will not exceed four (4) weeks duration measured from the Participant's Notification Date.

    2.8 "GROUP LIFE INSURANCE PLAN" shall mean the group life insurance program covering the Participant, as such plan may be amended from time to time.

    2.9 "MONTH OF SERVICE" shall include any calendar month during which a Participant has worked at least one (1) hour or was on approved leave of absence while in the employ of the Company or any affiliate or subsidiary of the Company, but shall not include (a) with respect to employment service rendered to the Company or any affiliate or subsidiary of the Company, any service rendered

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prior to a two (2) year Break in Employment; (b) any service for which a
Participant has previously received credit for purposes of calculating a severance benefit of any type paid on account of termination of employment with the Company or any affiliate or subsidiary of the Company; and (c) any service rendered to the Company as an independent contractor.

    2.10 "NOTIFICATION DATE" shall mean the date the Employee is formally notified of his termination of employment with the Company and of his benefits under the Plan.

    2.11 "PARTICIPANT" shall mean an Employee who meets the eligibility requirements of Article 3 of the Plan.

    2.12 "PLAN" shall mean the TSW International, Inc. Involuntary Severance Benefits Plan.

    2.13 "STRAIGHT TIME PAY" for regular full-time Employees shall mean the Employee's highest base salary during the calendar year in which his Termination Date occurs. Base pay shall not include any premiums, incentive or overtime pay. For part-time Employees, "Straight Time Pay" shall be the actual average salary paid during the calendar year in which the Employee's termination occurs.

    2.14 "TERMINATION DATE" shall mean the date on which an Employee is separated from the Employer's regular payroll.

    2.15 "YEAR OF SERVICE" shall mean the total of an Employee's Months of Service divided by twelve (12) rounded to the nearest whole year, rounding up if the remaining number of months is seven (7) or greater and rounding down if the remaining number of months is less than seven (7).

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                         ARTICLE 3 - ELIGIBILITY FOR BENEFITS

    3.1 ELIGIBILITY TO RECEIVE BENEFITS. Subject to the exceptions set forth below, any Employee of the Company whose employment is involuntarily terminated shall be eligible to receive benefits under the Plan, the amount and type of which shall be determined by Articles 4 and 5 below.

Except as provided above, an Employee of the Company is not eligible to receive the benefits under the Plan if the Employee: (a) voluntarily terminates his employment for any other reason; (b) is terminated by the Company as a result of insubordination, violation of the Employer's rules, or such other misconduct as may be determined by the Employer in its sole discretion; (c) accepts the transfer of his employment to any subsidiary or affiliate of the Company; (d) is offered continued employment with the Company or any affiliate or subsidiary of the Company in a commensurate position (as determined in the sole discretion of the Company) but refuses such continued employment; (e) elects to receive the benefits of any other voluntary or involuntary severance, separation or outplacement program maintained by the Employer; or (f) accepts a position with similar responsibilities and duties with any employer that succeeds to all or any portion of the business of the Employer.

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                    ARTICLE 4 - SEVERANCE BENEFITS NOT SUBJECT TO
                   EXECUTION OF ELECTION FORM AND WAIVER AGREEMENT

    4.1    ELIGIBILITY.  An Employee who has met the requirements of Section
3.1 shall at the Company's discretion be entitled to receive the Outplacement Benefits described in this Article 4.

    4.2 EMPLOYEE OUTPLACEMENT SERVICES. A Participant who is eligible to receive benefits under this Article 4 shall be eligible to participate in the Employee Outplacement Services where he will continue to be employed by the Company and continue to receive his current pay and benefits for a period of two (2) weeks following the Participant's Notification Date, including regular participation in any employee benefits plans sponsored by the Company in which the Participant was participating at the time such Participant became eligible to participate in this Plan.

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                      ARTICLE 5 - SEVERANCE BENEFITS SUBJECT TO
                   EXECUTION OF ELECTION FORM AND WAIVER AGREEMENT

    5.1 ELIGIBILITY. Any Employee who has met the eligibility requirements of Section 3.1 may additionally elect to receive benefits under this Article 5 if he files an Election Form and Waiver Agreement with the Administrator not later than the deadline determined by the Administrator and allows such Election Form and Waiver Agreement to become effective. In the event such an Election Form and Waiver Agreement is not properly executed and submitted by such deadline, the Administrator will interpret the failure as a rejection of the benefits under Article 5 of the Plan. A properly executed Election Form and Waiver Agreement is an indication of the Employee's election to receive benefits under Article 5 of the Plan; an agreement to waive all claims against the Employer and other affiliates of the Company; an agreement to return all Company materials in the Employee's possession and ensure the continual confidentiality of all trade secrets and confidential and proprietary information (as defined by applicable law) of the Company that the Employee has obtained knowledge of while an Employee of the Employer; an agreement not to apply for or otherwise seek reemployment with the Employer or any affiliate or subsidiary of the Company for a period of twelve (12) months; and an agreement not to solicit, divert, hire away or appropriate other employees or existing or actively sought prospective customers of the Company located in the United States. Any benefits received

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under this Article 5 shall be in addition to and not in lieu of benefits receivable under Article 4 hereof.

    5.2 SEVERANCE BENEFIT. A Participant who elects to receive benefits under this Article 5 shall be paid a total amount equal to the sum of two (2) weeks' Straight Time Pay for each of the Participant's Years of Service.

    Notwithstanding anything to the contrary above, the benefits paid pursuant to this Section 5.2 shall not be less than the following:

    (a)    two (2) weeks' Straight Time Pay for Non-Management Employees;

    (b)    four (4) weeks' Straight Time Pay for Management Employees;

    (c)    six (6) weeks' Straight Time Pay for Directors; and

    (d)    eight (8) weeks' Straight Time Pay for Vice-Presidents and
           Executives.

    The terms Non-Management Employees, Management Employees, Directors, Vice-Presidents and Executives shall be given such meanings as the Company may decide in its sole discretion.

    5.3 MAXIMUM BENEFIT. Notwithstanding anything to the contrary above, the maximum benefit available under Sections 5.2, when added to the monetary benefits provided under Article 4 hereof shall be an amount equal to such Participant's annual compensation. For purposes of this Section 5.3, annual compensation shall mean Straight Time Pay plus thirty percent (30%). When necessary, the

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Administrator shall reduce the severance benefits described in Section 5.2 above to comply with this Section 5.3.

    5.4 PAYMENT OF BENEFITS. The benefits as set forth in Section 5.2 shall be payable in equal installments of two (2) weeks' Straight Time Pay to be paid on each payroll date, beginning on the first payroll date following the later to occur of (a) the expiration of any applicable revocation period for the Election Form and Waiver Agreement, or (b) the Participant's Termination Date, and ending on the payroll date on which all benefits due to the Participant under the terms of the Plan are paid. However, at the Company's sole discretion, the total amount payable under Section 5.2 may be paid in a single lump sum payment within fifteen (15) working days of the later to occur of (a) the expiration of any applicable revocation period for the Election Form and Waiver Agreement, or (b) the Participant's Termination Date.

    Notwithstanding anything to the contrary above, all benefits due to a Participant under the Plan shall be paid within twenty-four (24) months following the Participant's Termination Date. If it is necessary to comply with this provision, the Plan Administrator shall pay the balance of the benefits due under the Plan to the Participant on the last payroll date to occur prior to the expiration of twenty-four (24) months following the Participant's Termination Date.

    5.5 BENEFITS IN THE EVENT OF DEATH. If the Participant has completed and allowed to become effective an Election Form and Waiver Agreement, in the event of the Participant's death prior to

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the payment of all benefits due under this Article 5, the Participant's spouse, or if no spouse exists, the Participant's beneficiary under the Group Life Insurance Plan, shall be entitled to receive as due any benefits not yet paid under this Plan.

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                              ARTICLE 6 - ADMINISTRATION

    6.1 ADMINISTRATOR. The Administrator shall be responsible for the general administration of the Plan and shall be a "named fiduciary" under
Section 402 of the Employee Retirement Income Security Act of 1974, as amended.

    6.2 DUTIES OF THE ADMINISTRATOR. The Administrator shall be responsible for the daily administration of the Plan and may appoint other persons or entities to perform or assist in the performance of any of its fiduciary duties, subject to its review and approval. The Administrator shall have the right to remove any such appointee from his position without cause upon notice. Any person, group of persons, or entity may serve in more than one fiduciary capacity.

    The Administrator shall maintain permanent records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers, and other transactions concerning the Plan. Such accounts, books, and records relating thereto shall be open at all reasonable times to inspection and audit by the Company and any persons designated thereby.

    The Administrator shall take all steps necessary to ensure that the Plan complies with the law at all times, including the preparation and filing of all documents and forms required by any governmental agency; maintenance of adequate Participant records; recording and transmission of all notices required to be given to Participants and their beneficiaries; receipt and dissemination, if

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required, of all reports and information received from the Employer; securing of such fidelity bonds as may be required by law; and doing such other acts necessary for the proper administration of the Plan. The Administrator shall keep a record of all of its proceedings and acts, and shall keep all such books of accounts, records, and other data as may be necessary for proper administration of the Plan. The Administrator shall notify the Employer upon its request of any action taken by it, and when required, shall notify any other interested person or persons.

    6.3 POWERS. The Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan as more particularly set forth herein. The Administrator shall have discretionary authority to interpret the Plan (including any ambiguities herein) and to determine all questions arising in the administration, interpretation, and application of the Plan. All such determinations shall be conclusive and binding on all interested persons.
The Administrator shall adopt such procedures and regulations necessary and/or desirable for the discharge of its duties hereunder and may appoint such accountants, counsel, actuaries, specialists, and other agents as it deems necessary and/or desirable in connection with the administration of this Plan. The Administrator shall be the legal appointed agent for the service of process.

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    6.4    COMPENSATION OF THE ADMINISTRATOR.  The Administrator shall not receive any compensation from the Plan for his services.

    6.5 PAYMENT OF EXPENSES. The Administrator shall be reimbursed by the Employer for its reasonable expenses incurred in the discharge of its duties.
 Such expenses shall include any expenses incident to its duties, including, but not limited to, fees of accountants, counsel, actuaries, and other specialists, and other costs of administering the Plan.

    6.6 INDEMNIFICATION. The Employer shall indemnify the Administrator against any and all claims, losses, damages, expenses, and liability arising from its actions or omissions, except when the same is finally adjudicated to be due to gross negligence or willful misconduct. The Employer may purchase at its own expense sufficient liability insurance for the Administrator to cover any and all claims, losses, damages, and expenses arising from any action or omission in connection with the execution of the duties as the Administrator.

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                              ARTICLE 7 - MISCELLANEOUS

    7.1 FUNDING OF BENEFITS. The benefits payable to a Participant under the Plan shall not be funded in any manner and shall be paid by the Employer out of its general assets, which assets are subject to the claims of the Employer's creditors.

    7.2 SETTLEMENT OF ACCOUNTS. Except as prohibited by applicable law, there shall be deducted from the payment of any benefit due under the Plan the amount of any indebtedness, obligations, or liabilities owed by the Participant to the Employer or any subsidiary or affiliate of the Company, including, but not limited to, amounts owed for loans, and travel advances.

    7.3 WITHHOLDING. There shall be deducted from the payment of any benefit due under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Employer to such governmental authority for the account of the Participant entitled to such payment.

    7.4 ASSIGNMENT. Unless required by court order, no Participant or beneficiary shall have any rights to sell, assign, transfer, encumber, or otherwise convey the right to receive the payment of any benefit due hereunder, which payment and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to do so shall be null and void and of no effect.

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    7.5    AMENDMENT AND TERMINATION. The Plan may be amended or terminated at any time by the Company, provided that neither any amendment nor termination shall cause a forfeiture or reduction in any benefits accrued as of the date of such amendment or termination.

    7.6 NO GUARANTEE OF EMPLOYMENT. Participation hereunder shall not be construed as creating any contract of employment between the Employer and any Participant, nor shall it limit the right of the Employer to terminate the Participant's employment at any time for any reason whatsoever.

    7.7 CONSTRUCTION. This Plan shall be construed in accordance with and governed by the laws of the State of Georgia, to the extent such laws are not otherwise superseded by the laws of the United States.

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    IN WITNESS WHEREOF, this Plan has been executed by duly authorized officers of TSW International, Inc. this 28th day of September, 1995, to be effective as of October 1, 1995.

                                       PLAN SPONSOR:

Attest:

-------------------------

By:
------------------------------         By: /s/ Allen Vaughn
                                          -----------------------------------
Title:                                 Title: Vice President, Human Resources
     ------------------------                 -------------------------------

[CORPORATE SEAL)


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